Clarion Partners Real Estate Income Fund Inc. (CPREIF)
LMP Capital and Income Fund Inc. (NYSE: SCD),
Western Asset Diversified Income Fund (NYSE: WDI),
Western Asset Emerging Markets Debt Fund Inc. (NYSE: EMD),
Western Asset Global Corporate Defined Opportunity Fund Inc. (NYSE: GDO),
Western Asset Global High Income Fund Inc. (NYSE: EHI),
Western Asset High Income Fund II Inc. (NYSE: HIX),
Western Asset High Income Opportunity Fund Inc. (NYSE: HIO),
Western Asset High Yield Defined Opportunity Fund Inc. (NYSE: HYI),
Western Asset Intermediate Muni Fund Inc. (NYSE: SBI),
Western Asset Investment Grade Defined Opportunity Trust Inc. (NYSE: IGI),
Western Asset Investment Grade Income Fund Inc. (NYSE: PAI),
Western Asset Premier Bond Fund (NYSE: WEA),
Western Asset Managed Municipals Fund Inc. (NYSE: MMU),
Western Asset Middle Market Income Fund Inc. (XWMFX),
Western Asset Mortgage Opportunity Fund Inc. (NYSE: DMO),
Western Asset Municipal High Income Fund Inc. (NYSE: MHF),
Western Asset Municipal Partners Fund Inc. (NYSE: MNP),
Western Asset Inflation-Linked Income Fund (NYSE: WIA), and
Western Asset Inflation-Linked Opportunities and Income Fund (NYSE: WIW),
(together, the "Funds")

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that the person whose signature appears  below hereby makes, constitutes and appoints  each of  Thomas  Mandia, George  Hoyt, Tara Gormel,  Marc De Oliveira and Mitchell O'Brien as a true and lawful attorney-in-fact and agent of the undersigned with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity, as a member of any limited liability company, as a partner of any partnership or as an officer of any corporation for which the undersigned are otherwise authorized to sign), to execute, deliver and file such forms, with all exhibits thereto, as ma y be required to be filed from time to time with the Securities and Exchange Commission (i) with respect to Sections l 3(d) and I 6(a) of the Securities Exchange Act of 1934, as amend ed (the "Act"), and the rules and regulations promulgated thereunder, as applicable, including without limit at ion, Schedule 13 D , Schedule 13G, statements on Form 3, Form 4 and Form 5 relating to CPREIF, SCD, WDI, EMO, GOO , EHI, HIX , HIO, HYI , SBI, IGI, MMU, XWMFX,
DMO, MHF, MNP, PAI, WEA, WIA and WIW and any closed-end fund  management  company advised by an affiliate any of said closed-end  management  companies  (each a "Fund", collectively the "Funds"); and (ii) in connection with any  application for  EDGAR access codes, including without limitation the Form ID related to (i)  above, granting unto said  attorneys- in-fact and agents, and each of them, acting separately, full power and authority  to  do and  perform  each and  every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or  his substitute or substitutes,  may  lawfully do or cause to be done by virtue hereof. Each of the lawful attorneys-in-fact and  agents  named  herein may act separately.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke, in whole or in part, any Power of Attorney previously executed. This Power of Attorney shall not be revoked by any subsequent Power of   Attomey   executed in the future, unless such subsequent Power of Attorney specifically refers to this Power of Attorney, or specifically states that the instrument is intended to revoke this Power of Attorney, all prior general Powers of Attorney or all prior Powers of Attorney.
This Power of Attorney may be revoked by written instrument executed by the principal and duly acknowledged. Whenever two or more Powers of Attorney are valid at the same time, the agents appointed on each shall act separately, unless otherwise specified in the documents. Any provision of this Power of Attorney held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of the Power of Attorney and the effect thereof shall be confined to the provisions so held to the invalid or unenforceable.

IN WITNESS WHEREOF, I have executed this instrument as of the 2nd day of August, 2021.

/s/ Andrew J. Bowden